Exhibit 99.1

FINAL TRANSCRIPT

Thomson StreetEvents™

NWPX - Q3 2010 Northwest Pipe Co. Earnings Conference Call

Event Date/Time: Nov. 23. 2010 / 5:00PM GMT

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FINAL TRANSCRIPT

Nov. 23. 2010 / 5:00PM, NWPX - Q3 2010 Northwest Pipe Co. Earnings Conference Call

CORPORATE PARTICIPANTS

Richard Roman

Northwest Pipe Co.-President, CEO

CONFERENCE CALL PARTICIPANTS

Operator

Brent Thielman

D.A. Davidson & Co. - Analyst

Scott Graham

Ladenburg Thalmann - Analyst

PRESENTATION

Operator

Welcome and thank you for standing by. At this time, all participants are in a listen-only mode until the question and answer period. (Operator Instructions). Today’s conference is being recorded. If you have any objections, you may disconnect at this time. I would now like to turn the meeting over to Mr. Rich Roman. You may begin.

Richard Roman - Northwest Pipe Co. - President, CEO

Thank you, Jackie. Welcome to Northwest Pipe’s conference call. My name is Rich Roman, I’m the President and CEO of the Company. I’m joined by Stephanie Welty, our Chief Financial Officer.

Before we begin, I would like to remind everyone that the statements we make in this call about our expectations for the future are forward-looking statements, and actual results could differ materially. Please refer to our most recent SEC filing on Form 10-K for a discussion of risk factors that could cause actual results to differ materially from expectations. In addition, as previously disclosed, the Company’s audit committee and the SEC have undertaken investigations in two shareholder class action lawsuits, and a shareholder derivative action have been filed against the Company. While these matters are outstanding, we do not intend to comment on specific issues beyond the disclosure provided in our SEC filing.

Now, to turn from the forewarnings to the heart of the presentation. I’m pleased to be here reporting current period results. It has been more than a year since our last conference call. Because our filings are now current through the third quarter of 2010 and available to you, today we will provide a very quick overview of 2009 and 2010 results, and then bring you current on the business, before we open the call for questions.

To briefly recap our 2009 results, it was a difficult year which ended with a net loss of $7 million. Water Transmission sales were down 26% and tubular product sales were down 59% compared to 2008. Weak demand resulted in lower volumes and lower selling prices in both business segments. Water Transmission gross margin remained positive, but at a low level of 8% compared to 17% in 2008. Tubular Products gross margin was negative 7% in 2009, compared to positive 22% in 2008. While 2009 was a difficult year, for comparative purposes, it is important to note that 2008 was our best year ever in both segments.

We have seen a meaningful recovery of our business in 2010. For the nine months ended September 30, 2010, sales increased 35% in total, 131% in Tubular Products, and 4% in Water Transmission, as public financing issues continue to moderate demand in Water Transmission. Gross margin grew 208% overall. Water Transmission gross margin was 11% for the first nine months of 2010, compared to 8% for the first nine months of 2009. Volume was up 17%, and selling prices were down 11%. Water Transmission incurred a $3 million lower cost to market charge in the first nine months of 2009, compared to a $400,000 benefit in 2010.

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FINAL TRANSCRIPT

Nov. 23. 2010 / 5:00PM, NWPX - Q3 2010 Northwest Pipe Co. Earnings Conference Call

Tubular Products gross margin was 6% in the first nine months of 2010 compared to a gross loss of 9% in the first nine months of 2009. Volume increased 148%, while selling prices decreased 7%. Tubular Products incurred a $2 million lower cost to market charge in the first nine months of 2009 compared to a $600,000 benefit in 2010.

Selling, general and administrative costs were $21 million in the first nine months of 2010, compared to $15 million in 2009. Professional fees increased $5 million, and Tubular Products sales agent fees increased $1 million. Interest expense was $5 million and $4 million in the first nine months of 2010 and 2009 respectively. The increase was primarily the result of higher interest rates.

Our effective tax rate for the first nine months of 2010 was 41%. As pretax income moves from a loss to income, the effective permanent tax deductions and credits can result in unusual rates on small absolute dollars of tax provision or benefit. In the nine months ended September 30th, 2010, the Company used $36 million in cash to support the growth of the business, driven primarily by trade and other receivables which grew $37 million. Capital expenditures in the first nine months of 2010 were $16 million, principally for the Bossier City facility and depreciation expense was $5 million.

Turning to the most recent quarter, net sales in the third quarter of 2010 were $113 million, an 84% improvement over net sales of $61 million in the third quarter of 2009. Water Transmission sales increased to $59 million in the third quarter of 2010, from $47 million in the third quarter of 2009, and Water Transmission gross profit increased to $7 million in the third quarter of 2010, from $400,000 in the third quarter of 2009. Tubular Products sales increased to $53 million in the third quarter of 2010, from $14 million in the third quarter of 2009, and Tubular Products gross profit increased to $4 million in the third quarter of 2010 from a gross loss of $3 million in the third quarter of 2009.

SG&A in the third quarter of 2010 was $8 million compared to $5 million in 2009. Professional fees again increased $2 million, and sales agent fees for Tubular Products increased $500,000. Net income for the third quarter of 2010 was $693,000 or $0.07 a share, compared to a loss of $5 million or $0.59 a diluted share in the third quarter of 2009.

As of September 30th, 2010, our backlog was approximately $252 million. Water Transmission bookings since September of 2009 include nine jobs with contract values over $5 million. The largest jobs were the following, and I’ll just name half a dozen of them or so. But these are the most significant jobs since September of 2009. The Provo Canal job in Utah, with a project value now of $61 million.

A project for the North Texas Municipal Water District of $15 million. A couple problems in the Bay Area, a Bay Division Pipeline for $14 million and a Bay Division reliability upgrade for $13 million. Project in New York, the Verazano Narrows Tunnel Crossing for $11 million. And another project in Texas, Carroll North and South Pipeline for $10 million.

Those are the most significant of the jobs that we have put into backlog, some of which we’re currently working on since September of 2009. We have reopened our Pleasant Grove, Utah facility to produce the Provo Canal project. We expect to complete that job in December of next year.

In 2009, we saw substantial pressure on selling prices in the Water Transmission business. Although we have recently seen a trend towards higher selling prices per ton, there are jobs at lower margins that remain in backlog. Consequently, we expect to see varying margins until the older backlog is completed. In Tubular Products, our energy products comprise approximately 70% of sales in the third quarter of 2010. Demand for these products is driven by drilling activity which has been relatively strong this year.

Demand for other Tubular Products is driven by nonresidential construction, manufacturing and highway spending, which have all been soft recently. However, the strength in energy pipe demand has kept Tubular Products growing through this year. Our plant in Bossier City, Louisiana is now up and running and responsible for a significant portion of the volume growth in Tubular Products. However, our production ramp has been slower than anticipated and we continue to work through yield issues. There is still capacity available at this facility for additional modest growth in 2011.

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FINAL TRANSCRIPT

Nov. 23. 2010 / 5:00PM, NWPX - Q3 2010 Northwest Pipe Co. Earnings Conference Call

In conclusion, overall I am very pleased to be current with our financial reporting and talking with investors again, especially discussing our 2010 recovery in sales and earnings. We expect Water Transmission sales to remain stable in the fourth quarter, and grow modestly in the first half of 2011 compared to 2010. We expect Tubular Products sales will also be stable in the fourth quarter but we expect sales in the first half of 2011 will be stronger as compared to the first half of 2010, primarily due to the additional capacity brought into production in Bossier City over the course of 2010. At this time, we would be happy to answer any questions that you may have.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions). Our first question comes from Brent Thielman. Your line is open.

Brent Thielman - D.A. Davidson & Co. - Analyst

Hi. Good morning.

Richard Roman - Northwest Pipe Co. - President, CEO

Good morning.

Brent Thielman - D.A. Davidson & Co. - Analyst

A question on the backlog. I mean, obviously strong levels, you’re back near historical peak levels, although your guidance sort of suggests modest Water Transmission sales growth over the next few quarters. Can you help me understand the disparity there?

Richard Roman - Northwest Pipe Co. - President, CEO

Yes. And maybe the easiest way, Brent, to understand is to look at the breakdown of the backlog. You commented that at $252 million, it’s a very strong backlog. But if we look at the breakdown between Tubular Products and Water Transmission, you’ll see that we had a total of — if we go back to the number that we reported to you in the fourth quarter of 2009, we had a total of $222 million if you remember that from the K. We’re now up to $251 million.

Well, in Q4 of 2009, of the $222 million, $200 million of it was in Water Transmission. Today — or at the end of the third quarter. Of the $252 million that we just reported, $188 million of it is in Water Transmission so we’ve seen significant growth in the backlog in Tubular Products. We’ve seen let’s just say a moderation in what we have in Water Transmission.

Brent Thielman - D.A. Davidson & Co. - Analyst

Okay. That’s helpful. And then on the — I guess in terms of Water Transmission, sort of the current bidding environment, maybe an update there, what you’ve seen since the end of the quarter and then I guess also, are you seeing sort of embedded margins on contracts returning to more favorable levels?

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FINAL TRANSCRIPT

Nov. 23. 2010 / 5:00PM, NWPX - Q3 2010 Northwest Pipe Co. Earnings Conference Call

Richard Roman - Northwest Pipe Co. - President, CEO

I would say that first of all, with regard to the rest of the quarter, there’s actually more activity, there’s more things bidding than is typically the case. Certainly was the case in 2009. So we’re encouraged by the level of bidding activity in general. However, in terms of talking about whether we have returned to historical margins, I would say that the jury is still out in that regard, and that this is not a case where we’re seeing consistently better margins. We certainly have seen better margins in some of the projects that have bid more recently but I would say that the story is not one of consistently better margins.

Brent Thielman - D.A. Davidson & Co. - Analyst

Okay. And then a question on receivables. You did see a jump-up there relative to where you were in the second quarter. Is that

— I guess is that indicative of the Tubular Products business or the Water Transmission segment?

Richard Roman - Northwest Pipe Co. - President, CEO

Well, sometimes, you have to remember with regard to receivables, it’s a little bit of a question of when we bill our customers, because on the Water Transmission side, those costs get hung up in [CEEEB], and when we bill they finally go to AR. Sometimes what happens is that you have a disproportionate amount of billing that actually occurs, and transfers a greater amount of CEEEB into accounts receivable. So your analysis or one of the analyses that should be done is a combination of those factors together, so you don’t just see one going down and the other one going up and think that there’s an anomaly there.

Brent Thielman - D.A. Davidson & Co. - Analyst

Sure, sure. Okay, and then just one last one for me. How are you feeling about, if you have sufficient availability under your current credit agreement for working capital needs going forward?

Richard Roman - Northwest Pipe Co. - President, CEO

Yes, we do. We are in pretty good shape vis-a-vis availability under our line. As we have disclosed, we have been restricted and the first round of that restriction has come off so now we’re back up to $117.5 million of availability but we won’t go back up to $125 million until this spring, until after we report our first quarter earnings. But the $117 million, we are projecting is more than adequate to meet our needs for the next six months.

Brent Thielman - D.A. Davidson & Co. - Analyst

Okay. Great. Thank you.

Operator

Our next question comes from Jack Graham. Your line is open.

Richard Roman - Northwest Pipe Co. - President, CEO

Jack?

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FINAL TRANSCRIPT

Nov. 23. 2010 / 5:00PM, NWPX - Q3 2010 Northwest Pipe Co. Earnings Conference Call

Operator

Check your mute button.

Scott Graham - Ladenburg Thalmann - Analyst

If you’re talking about Scott Graham, I’m here. Okay. Well, I guess you are. So I do have a couple questions for you, and we kind of in the conference call comments maybe skipped over some things that I thought you would have covered.

This is the first time you’re talking to investors in over a year, and I was never under the impression it was going to take this long, nor affect as many accounts as it did, and I was kind of wondering if you could walk us through what seemed to be a percentage of completion accounting issue in Water Transmission, and those are my words, by the way, but to something that extended into not only both businesses but to five different classifications of restatements. With that in mind, maybe you cannot just only walk us through there, but tell us specifically why we feel we’ve spent enough money now to get that behind us, and whether we can stay compliant going forward?

Richard Roman - Northwest Pipe Co. - President, CEO

When you say, Stay compliant, you mean with regard to reporting to the SEC?

Scott Graham - Ladenburg Thalmann - Analyst

Well, in fairness, you filed your financials and then you missed the third quarter filing as well. So I think going forward, I just was curious as to whether we’re kind of done with that, whether we stay on time from here on in and certainly the first question is actually a lot more important.

Richard Roman - Northwest Pipe Co. - President, CEO

Yes. Well, and let me just deal with the last one briefly. We finally got into position to submit our filings, get current on November 4, and it was the — really the effort that went into getting the prior three Qs, which were delinquent, as well as the 10-K filed on November 4, which left us with inadequate resource to file by the initial due day, although we filed within the extension, so we still filed on time, technically. But we just didn’t — we didn’t have enough resource to do what we did, to get everything current by the 4th, and then hit the — I can’t remember what the original date was. It was like the 8th or the 9th.

So going forward, though, we should be in good shape because we’re not going to have a confluence of those events again. Now to go back to your first question, spending time with what the adjustments were. We can certainly do that. The easiest way to do it is simply to turn to note two of the 10-K and we can talk about each of the adjustments if that’s what you want to do.

Scott Graham - Ladenburg Thalmann - Analyst

No, that’s not really what I’m asking. I’m asking what seemed to be a percentage of completion accounting issue, maybe kind of a local, one kind of issue and how you kind of — how did it end up — how were the controls in places kind of conducive to the number of different accounts that were affected in the restatements?

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FINAL TRANSCRIPT

Nov. 23. 2010 / 5:00PM, NWPX - Q3 2010 Northwest Pipe Co. Earnings Conference Call

Richard Roman - Northwest Pipe Co. - President, CEO

Well, I think that as I said at the top of the show, I don’t want to get into the specifics of talking about these issues beyond what is in our SEC filings. So I’m happy to go through what’s in those SEC filings with you, either item nine, the discussion of material weaknesses, or footnote two, the adjustments that were actually made. So to the extent that you need additional information to expand your understanding of those things, I’m happy to do that. But in terms of going into other detail that relates to what are currently ongoing investigations, I’m not willing to discuss those issues.

Scott Graham - Ladenburg Thalmann - Analyst

Okay. Fair enough. The ongoing investigations, on a go-forward basis is, what is out there that potentially could change the way things are recorded, what in these ongoing investigations could impact future earnings, would you say?

Richard Roman - Northwest Pipe Co. - President, CEO

I believe that we have restated our financial statements in accordance with GAAP. So I don’t think that — I’m not aware of any issues that we have not addressed that the ongoing investigation will reveal to all of us for the first time. So I think that we are now stating our financial statements in accordance with GAAP and I expect that we will be able to continue to do that. We have identified a remediation plan or begun to formulate it, I guess, and the beginnings of that are described in the 10-K as well in item nine. So it’s those kinds of things that will strengthen the financial reporting process here and allow us to continue to be compliant with regard to our reporting.

Scott Graham - Ladenburg Thalmann - Analyst

Okay. You talked about pricing — this is my last question of the couple — pricing turning more favorable in water, but clearly budgets on these high ticket pipe projects kind of being restrained a little bit. Glad to see you’re involved in a number of these larger projects. I guess my question is do you see pricing staying up and stable in water, and if you wouldn’t mind mention it when you’re talking about the tubular business, where it looks like recently OCTG pricing has come off some, and what the pricing outlook environment is for the two businesses?

Richard Roman - Northwest Pipe Co. - President, CEO

Yes. We can talk a little bit about each of those. The pricing — let’s take the OCTG environment first. The demand in that business arena has been impacted by two things. One is that we have a restriction on Chinese imports, which is going to — well, it’s actually a duty, but it in effect is a restriction on the imports, which then has dramatically changed the supply equation with regard to pipe available.

So you have that going in your favor, and you have also going in your favor the fact that the rig count is up significantly, these are oil rigs, the rig count is up significantly from 2009. So you have two things that are pretty positive there and should continue to mean that we have good demand for OCTG product. However, the energy sector is notoriously volatile and so projecting that out becomes a little bit problematic. But I would say that certainly nearby, there is a — there has been good demand but a little bit of a softening in the price. But remember, the price of steel has been pretty soft here the last number of months.

Only recently, and this probably within the last month, have seen now a turnaround in where the steel prices are going. So steel prices look now to be headed back up. Some of what was going on with regard to OCTG pricing had to do with the softness in the steel prices as well. So that’s the OCTG world.

But to me, the main elements are, what’s the price of steel. What’s the level of import volume? What’s the rig count? And from all of that you can get a fairly decent view of where you think that business is going, for as long as you think, for example, the rig count is going to be up. And the rig count went in half from the end of 2008 to the middle of 2009. So it can change in a hurry and that’s a problem with projecting in that business.

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FINAL TRANSCRIPT

Nov. 23. 2010 / 5:00PM, NWPX - Q3 2010 Northwest Pipe Co. Earnings Conference Call

Now, to go to the Water Transmission side, clearly steel prices — when we talk about — and it’s better described in the MD&A than it is in the description that I gave here at the top of the show. But to the extent that steel prices weaken, it does mean that we’re going to see weaker prices in Water Transmission, lower prices. The real issue in Water Transmission to me is not so much the price of steel, per se, but what is the volume of work in the marketplace.

Because as that volume decreases and so in 2009, you saw a couple things coming together. One is that the price of steel decreased, and the volume decreased as well. When the volume decreases, you have not only less — you’ve got less steel price, less volume, but now you also have more competition for less volume, which further impacts the prices. And so that — I mean, that’s really — those factors coming together is really what happened in 2009.

In 2010, we’ve seen a reversal in the sense that we’ve seen some better demand which has then taken away some of that lost pressure. That is, the pressure that especially construction firms feel when there’s too little work for everybody to do. So some of that has come back, which has led to better margins in the Water Transmission business. But as I say, it’s not consistent yet. There certainly are places where we’re getting better margins, but it’s not as it was let’s say in 2007 or 2008.

Scott Graham - Ladenburg Thalmann - Analyst

That’s helpful. Thank you for answering most of my questions.

Richard Roman - Northwest Pipe Co. - President, CEO

It was Scott, did you say?

Scott Graham - Ladenburg Thalmann - Analyst

Yes, it is.

Richard Roman - Northwest Pipe Co. - President, CEO

Thanks.

Operator

(Operator Instructions). We have no further questions.

Richard Roman - Northwest Pipe Co. - President, CEO

Okay. Well, thank you all for attending. We appreciate your interest, and we’re glad to be back talking to people again. We will talk to you in a quarter’s time. I guess it will be less than that. A little less than a quarter’s time. Thanks, now.

Operator

Thank you for joining today’s call. You may disconnect at this time.

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FINAL TRANSCRIPT

Nov. 23. 2010 / 5:00PM, NWPX - Q3 2010 Northwest Pipe Co. Earnings Conference Call

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